EXHIBIT 23.1

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements on Forms S-8 (File Nos. 333-84275, 333-79801, 333-61764, and 333-113622) and Forms S-3 (File Nos. 333-30950, 333-30952, 333-84273, 333-61762, and 333-113682) of Streicher Mobile Fueling, Inc. and subsidiaries, of our report dated March 18, 2005 relating to the financial statements of Shank C&E Investments, L.L.C., which appears in the Current Report on Form 8-K/A of Streicher Mobile Fueling, Inc. dated May 6, 2005.

Thomas Leger & Co. L.L.P

Houston, Texas
May 6, 2005

5